UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 17, 2026
Date of Report (Date of earliest event reported)
Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Vaughn Drive, Suite 202
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	EPRT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01    Other Events.
On February 17, 2026, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (in such capacities, the “Underwriters”), forward sellers (in such capacities, the “Forward Sellers”) and affiliates thereof as forward purchasers (in such capacities, the “Forward Purchasers”), relating to the offer and sale of 12,499,999 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), on a forward basis (including 1,630,434 shares of Common Stock relating to the Underwriters’ option to purchase additional shares, which option the Underwriters exercised in full) (the “Offering”). The Offering closed on February 19, 2026.
The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership or their respective subsidiaries, and the sale of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company or the Operating Partnership.
In connection with the Offering, on February 17, 2026 the Company entered into forward sale agreements (the “Initial Forward Sale Agreements”) with each Forward Purchaser. On February 18, 2026, in connection with the exercise in full of the Underwriters’ option to purchase additional shares, the Company entered into additional forward sale agreements (together with the Initial Forward Sale Agreements, the “Forward Sale Agreements”) with each Forward Purchaser.
On February 19, 2026, the Forward Sellers borrowed and sold an aggregate of 12,499,999 shares of Common Stock. The Company intends (subject to the Company’s right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Forward Sale Agreements on one or more dates specified by the Company occurring no later than February 17, 2028, an aggregate of 12,499,999 shares of Common Stock to the Forward Purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discounts and commissions and subject to certain adjustments as provided in the Forward Sale Agreements. The Company intends to contribute the net proceeds from the settlement of the Forward Sale Agreements to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership, and the Operating Partnership intends to use such net proceeds for general corporate purposes, including potential future investments.
The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-280265) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 17, 2024.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference, and copies of the Forward Sale Agreements are attached hereto as Exhibits 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8 and 1.9 and are incorporated herein by reference. The summaries of the Underwriting Agreement and the Forward Sale Agreements set forth herein are qualified in their entirety by reference to these exhibits.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of February 17, 2026, among the Company and the Operating Partnership, on the one hand, and BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as Underwriters and Forward Sellers, and affiliates thereof as Forward Purchasers, on the other hand

1.2	Forward Confirmation, dated February 17, 2026, between the Company and BofA Securities, Inc. (or its affiliate)
1.3	Forward Confirmation, dated February 17, 2026, between the Company and Mizuho Securities USA LLC (or its affiliate)
1.4	Forward Confirmation, dated February 17, 2026, between the Company and Truist Securities, Inc. (or its affiliate)
1.5	Forward Confirmation, dated February 17, 2026, between the Company and Wells Fargo Securities, LLC (or its affiliate)
1.6	Forward Confirmation, dated February 18, 2026, between the Company and BofA Securities, Inc. (or its affiliate)
1.7	Forward Confirmation, dated February 18, 2026, between the Company and Mizuho Securities USA LLC (or its affiliate)
1.8	Forward Confirmation, dated February 18, 2026, between the Company and Truist Securities, Inc. (or its affiliate)
1.9	Forward Confirmation, dated February 18, 2026, between the Company and Wells Fargo Securities, LLC (or its affiliate)
5.1	Opinion of Venable LLP as to the legality of the Common Stock
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: February 19, 2026	By:	/s/ Robert W. Salisbury
Robert W. Salisbury
Executive Vice President, Chief Financial Officer and Secretary